Exhibit 99.1

December 14, 2017

Presbia Announces Board and Management Changes and Financing Proposal to Operate Through to the End of 2018

DUBLIN--(BUSINESS WIRE)-- Presbia PLC (NASDAQ: LENS, or the “Company”), an ophthalmic device company and leader in near-vision restoration, announces that it has re-ordered its operational priorities to focus its resources on FDA approval as well as ongoing clinical and commercial efforts in Germany and South Korea.  These actions reduce the Company’s cash burn rate by eliminating pre-FDA approval marketing, manufacturing and engineering expenses related to the post-FDA approval U.S. commercial launch of the Presbia Flexivue Microlens™.  Presbia’s efforts are focused on the valuable intellectual property developed by the Company since 2008.

In parallel, Presbia has received an investment proposal from Orchard Capital Corporation, which is affiliated with Presbia’s majority shareholder, to invest up to $5 million in the Company’s preferred shares.  The proposed investment, together with existing cash-on-hand and a reduced burn rate, is expected to fund Presbia’s operations for the entirety of 2018 and through the anticipated FDA approval of the Flexivue Microlens™.  Presbia continues to explore other financing options and plans to finalize the capital raise by mid-February 2018.

Also, the board of directors accepted the resignation of Randy Thurman, Executive Chairman, and Todd Cooper, board member, President and CEO, effective on December 11, 2017.  The board of directors elected Mark Yung as Executive Chairman of the board and CEO of Presbia.  Mark Yung has previous experience as chairman, CEO and senior management of various technology and manufacturing companies, where he successfully led strategy setting and execution.

“The board thanks Randy Thurman and Todd Cooper for their dedicated leadership at Presbia,” said Mr. Yung. “This is an exciting time to join Presbia as it advances through to its final PMA module submission, and to assist in making the Flexivue Microlens™ available as an FDA-approved optical lens implant to over 1.8 billion presbyopes globally.”

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This release contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Information provided and statements contained in this press release that are not purely historical are forward-looking statements, including statements related to the timing, amount, pricing and other terms and completion of the proposed investment, the expected costs associated with termination benefits and the financial impact of the reduction in force. Such forward-looking statements only speak as of the date of this press release and Presbia assumes no obligation to update the information included in this press

Exhibit 99.1

release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties, including, but not limited to, the factors listed under "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2016, quarterly reports on Form 10-Q, and other reports that Presbia files with the SEC. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Although Presbia believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, Presbia also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

About Presbia

Presbia PLC (NASDAQ:LENS) is an ophthalmic device company that has developed and is currently marketing the presbyopia-correcting Presbia Flexivue Microlens™, a miniature lens that is implanted in a corneal pocket created by a femtosecond laser. The Presbia Flexivue Microlens™ has received a CE mark for the European Economic Area, allowing the lens to be marketed in over 30 countries across Europe. A staged pivotal U.S. clinical trial for the Presbia Flexivue Microlens™ commenced in 2014.

Presbia PLC
Jarett Fenton, 949-502-7036
jfenton@presbia.com

Monica Yamada, 323-860-4903

monica@presbia.com